EXHIBIT 10.1

AMENDMENT NO. 5
TO
SECOND AMENDED AND RESTATED
CINEDIGM DIGITAL CINEMA CORP. 2000 EQUITY INCENTIVE PLAN

AMENDMENT NO. 5, dated as of April 20, 2012 (this “Amendment”), to the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the “Plan”) of Cinedigm Digital Cinema Corp. (f/k/a Access Integrated Technologies, Inc.), a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to decrease the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 7,000,000 shares to 6,300,000 shares.

WHEREAS, the NASDAQ Stock Market has indicated that it would not require shareholder approval of a reduction of the number of shares issuable under the Plan.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.           The first sentence of Section 5.2 shall be revised and amended to read as follows:

“The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 6,300,000 shares.”

2.           This Amendment shall be effective as of the date first set forth above.

3.           In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

[Signature Page Follows]

CINEDIGM DIGITAL CINEMA CORP.

By:	/s/ Adam M. Mizel
Adam M. Mizel
Chief Operating Officer